                                                                    EXHIBIT 25.1
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)         [_]

                           ----------------------------

                              THE BANK OF NEW YORK

              (Exact name of trustee as specified in its charter)

New York                                                          13-5160382
(State of incorporation                                           (I.R.S. employer
if not a U.S. national bank)                                      identification no.)

One Wall Street, New York, NY                                     10286
(Address of principal executive offices)                          (Zip code)

                           ------------------------------

                               THE IT GROUP, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                                          33-0001212
(State or other jurisdiction of                                   (I.R.S. employer
incorporation or organization)                                    identification no.)

                          Table of additional Co-Registrants
                          ----------------------------------

Alaska Remediation Services Corp.              Alaska                  92-0161467
IT Corporation                                 California              94-1259053
Fluor Daniel Environmental Services, Inc.      California              33-0437335
Pacific Environmental Group, Inc.              California              94-3027373
Kato Road LLC                                  California              84-1417566
Jellinek, Schwartz & Connolly, Inc.            District of Columbia    52-1139905
JSC International, Inc.                        District of Columbia    52-1862081
Empire State I, LLC                            Delaware                84-1479218
Empire State II, LLC                           Delaware                84-1479217
GCAP Services, Inc.                            Delaware                52-2077368
Groundwater Technology, Inc.                   Delaware                02-0324047



IT C & V Operations, Inc.                      Delaware                23-2946547
IT E & C Operations, Inc.                      Delaware                23-2946696
IT Environmental and Facilities, Inc.          Delaware                25-1833796
IT International Holdings, Inc.                Delaware                51-0386873
IT International Investments, Inc.             Delaware                04-2944746
IT International Operations, Inc.              Delaware                93-1018025
IT Investment Holdings, Inc.                   Delaware                33-0721650
IT Japan Services Inc.                         Delaware                25-1832096
IT Korea Services Inc.                         Delaware                25-1832097
Landbank Environmental Properties LLC          Delaware                84-1417843
LandBank, Inc.                                 Delaware                77-0391324
LandBank Remediation Corp.                     Delaware                94-3223144
Northeast Restoration Company, LLC             Delaware                84-1479222
PHR Environmental Consultants, Inc.            Delaware                33-0754921
The Dorchester Group                           Delaware                84-1479214
37-02 College Point Boulevard, LLC             Delaware                84-1479216
Gradient Corporation                           Massachusetts           04-2857447
IT Corporation of North Carolina, Inc.         North Carolina          56-1231308
OHM Corporation                                Ohio                    34-1503050
OHM Remediation Services Corp.                 Ohio                    34-1275607
IT-Tulsa Holdings, Inc.                        Oklahoma                73-1004178
Sielken, Inc.                                  Texas                   76-0143090
Beneco Enterprises, Inc.                       Utah                    87-0349697

2790 Mosside Boulevard
Monroeville, Pennsylvania                                   15146-2792
(Address of principal executive offices)                    (Zip code)

                             ----------------------------------

              11-1/4% Series B Senior Subordinated Notes due 2009
                      (Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

-------------------------------------------------------------------------------------------------
                         Name                                            Address
-------------------------------------------------------------------------------------------------
     Superintendent of Banks of the State of              2 Rector Street, New York, NY
     New York                                             10006, and Albany, NY 12203

     Federal Reserve Bank of New York                     33 Liberty Plaza, New York, NY
                                                          10045

     Federal Deposit Insurance Corporation                Washington, DC  20429

     New York Clearing House Association                  New York, NY  10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of April, 1999.

                                   THE BANK OF NEW YORK

                          By:        /s/CHERYL L. LASER
                            -------------------------------------
                          Name:         CHERYL L. LASER
                          Title:       ASSISTANT VICE PRESIDENT

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                          Dollar Amounts
                                                                 in Thousands
Cash and balances due from depository
 institutions:
 Noninterest-bearing balances and currency and                    $3,951,273
  coin...........................................
 Interest-bearing balances.......................                  4,134,162
Securities:
 Held-to-maturity securities.....................                    932,468
 Available-for-sale securities...................                  4,279,246
Federal funds sold and Securities purchased                        3,161,626
 under agreements to resell......................
Loans and lease financing receivables:
 Loans and leases, net of unearned
  income...............37,861,802
 LESS: Allowance for loan and
  lease losses............619,791
 LESS: Allocated transfer risk
  reserve........................3,572
 Loans and leases, net of unearned income,                        37,238,439
  allowance, and reserve.........................
Trading Assets...................................                  1,551,556
Premises and fixed assets (including capitalized                     684,181
 leases).........................................
Other real estate owned..........................                     10,404
Investments in unconsolidated subsidiaries and                       196,032
 associated companies............................
Customers' liability to this bank on acceptances                     895,160
 outstanding.....................................
Intangible assets................................                  1,127,375
Other assets.....................................                  1,915,742
                                                               --------------

Total assets.....................................                             $60,077,664
                                                                            ==============
LIABILITIES
Deposits:
 In domestic offices.............................                             $27,020,578
 Noninterest-bearing...................11,271,304
 Interest-bearing......................15,749,274
 In foreign offices, Edge and Agreement                                        17,197,743
  subsidiaries, and IBFs.........................
 Noninterest-bearing......................103,007
 Interest-bearing......................17,094,736
Federal funds purchased and Securities sold                                     1,761,170
 under agreements to repurchase..................
Demand notes issued to the U.S. Treasury.........                                 125,423
Trading liabilities..............................                               1,625,632
Other borrowed money:
 With remaining maturity of one year or less.....                               1,903,700
 With remaining maturity of more than one year                                          0
  through three years............................
 With remaining maturity of more than three years                                  31,639
Bank's liability on acceptances executed and                                      900,390
 outstanding.....................................
Subordinated notes and debentures................                               1,308,000
Other liabilities................................                               2,708,852
                                                                            --------------
Total liabilities................................                              54,583,127
                                                                            ==============

EQUITY CAPITAL
Common stock.....................................                               1,135,284
Surplus..........................................                                 764,443
Undivided profits and capital reserves...........                               3,542,168
Net unrealized holding gains (losses) on                                           82,367
 available-for-sale securities...................
Cumulative foreign currency translation                                           (29,725)
 adjustments.....................................                           -------------
Total equity capital.............................                               5,494,537
                                                                            --------------
Total liabilities and equity capital.............                             $60,077,664
                                                                            ==============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Reyni                                        Directors
Gerald L. Hassell
Alan R. Griffith